21.1     Subsidiaries of the Company

Name                                                    State of Incorporation
----                                                    ----------------------
Audio Book Club, Inc.                                             Delaware
ABC-COA Acquisition Corp.                                         Delaware
AudiobookClub.com, Inc.                                           Delaware
ABC Internet Services, Inc.                                       New York
ABCInvestmentcorp.com, Inc.                                       Delaware
ABC Investment Corp., Inc.                                        Delaware
Audio Book.com, Inc.                                              Delaware
BooksAloud, Inc.                                                   Florida
Classic Entertainment.com, Inc.                                   Delaware
DownLoadBay.com, Inc.                                             Delaware
MediaBay.com, Inc.                                                Delaware
MediaBay Publishing, Inc.                                         Delaware
MediaBay Services, Inc.                                           Delaware
Multimedia Fulfillment, Inc.                                      Delaware
RadioClassics, Inc.                                               Delaware
Radio Spirits, Inc.                                               Delaware
Video Yesteryear, Inc.                                            Delaware